EXHIBIT A

                            INDEX SERIES OF THE FUND

INDEX SERIES                                                  EFFECTIVE DATE
------------                                                  --------------
First Trust Dow Jones MicroCap Index(SM) Fund                 September 24, 2005
First Trust Value Line(R) Arithmetic Index Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund    March 15, 2006
First Trust IPOX-100 Index Fund                               April 13, 2006
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund          April 25, 2006
First Trust NASDAQ-100-Technology Sector Index(SM) Fund       April 25, 2006